SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2011

Cigna Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-08323	06-1059331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cottage Grove Road Bloomfield, Connecticut 06002
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 226-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2011, Cigna Corporation (the “Company”) issued and sold $600,000,000 aggregate principal amount of 2.750% Senior Notes due 2016 (the “5-Year Notes”), $750,000,000 aggregate principal amount of 4.000% Senior Notes due 2022 (the “10-Year Notes”), and $750,000,000 aggregate principal amount of 5.375% Senior Notes due 2042 (the “30-Year Notes” and, together with the 5-Year Notes and the 10-Year Notes, the “Notes”).  The Notes were sold pursuant to an effective shelf registration statement on Form S-3ASR, File No. 333-161227.

The terms of the Notes are governed by a Senior Indenture, dated as of August 16, 2006, between the Company and U.S. Bank National Association, as trustee, as amended by Supplemental Indenture No. 3 thereto, dated as of March 7, 2008 (as amended, the “Base Indenture”), and as supplemented by Supplemental Indenture No. 8 to the Base Indenture, dated as of November 10, 2011 (“Supplemental Indenture No. 8”).  Supplemental Indenture No. 8 with respect to the Notes (including the form of the Note) is filed as Exhibit 4.1 hereto.  The 5-Year Notes and the 10-Year Notes are subject to special mandatory redemption in the event that the Company’s acquisition of all of the outstanding shares of HealthSpring, Inc. is not consummated by August 24, 2012, or, if prior to that date, the Agreement and Plan of Merger for the HealthSpring, Inc. transaction is terminated.

The foregoing description of Supplemental Indenture No. 8 and the Notes does not purport to be complete and is qualified in its entirety by reference to Supplemental Indenture No. 8 (including the form of Note), which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Supplemental Indenture No. 8, dated as of November 10, 2011 between Cigna Corporation and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date:	November 14, 2011	By:	/s/ Nicole S. Jones
			Name:	Nicole S. Jones
			Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
4.1	Supplemental Indenture No. 8, dated as of November 10, 2011 between Cigna Corporation and U.S. Bank National Association, as trustee.	Filed herewith.